EXHIBIT 16.1

December 27, 2021

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read the statements of Kindcard, Inc. (formerly MWF Global Inc.) relating to the events described under Item 4.01 of Form 8-K dated December 20, 2021 and we agree with such statements as they pertain to our firm.

Respectfully,

Sadler, Gibb & Associates, LLC

Draper, UT

S|G Phone: 801-783-2950 | Fax: 801-783-2960 | 344 West 13800 South, Suite 250, Draper, UT 84020 | sadlergibb.com